Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-270094) of FingerMotion, Inc. of our report dated May 30, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ Centurion ZD CPA & Co.
Certified Public Accountants

Hong Kong
May 30, 2023